UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2011

ALTO GROUP HOLDINGS, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

10757 South River Front Parkway, Ste 125 South Jordan, Utah	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

    On February 11, 2011, Alto Group Holdings, Inc. (the “Company”) signed a Joint Venture Agreement with American Enviro-medial LLC, a California limited liability company ("AEM").  AEM is a company that owns the Horse Shoe Bar mining and mineral lease on the Middle Fork of the American River in California (the “Mineral Lease”).  The Company and AEM shall form Alto Horse Shoe Bar Mining LLC (the “Joint Venture Company”) to operate and manage the joint venture.

    The Company will contribute $150,000 during the first year which will be used for equipment placement and exploration.  Further funding will be contributed by the Company based upon the success of the exploration efforts of the Joint Venture Company.  AEM will contribute all ownership rights to the Mineral Lease to the Joint Venture Company.  The Company and AEM will each own fifty percent (50%) of the Joint Venture Company.

Item 2.01 Completion of Acquisition or Disposition of Assets

    On February 11, 2011, Alto Group Holdings, Inc. (the “Company”) signed a Joint Venture Agreement with American Enviro-medial LLC, a California limited liability company ("AEM").  AEM is a company that owns the Horse Shoe Bar mining and mineral lease on the Middle Fork of the American River in California (the “Mineral Lease”).  The Company and AEM shall form Alto Horse Shoe Bar Mining LLC (the “Joint Venture Company”) to operate and manage the joint venture.

    The Company will contribute $150,000 during the first year which will be used for equipment placement and exploration.  Further funding will be contributed by the Company based upon the success of the exploration efforts of the Joint Venture Company.  AEM will contribute all ownership rights to the Mineral Lease to the Joint Venture Company.  The Company and AEM will each own fifty percent (50%) of the Joint Venture Company.

Item 9.01 Exhibits

    2.1           Joint Venture Agreement

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: February 15, 2011	By:	/s/ Mark Klok
Mark Klok
Chief Executive Officer